Exhibit 99.1

Proto Labs Reports Record Revenue and Net Income for the Second Quarter 2013

Quarterly Revenue Increases 33% Year over Year to $39.7 Million

Quarterly Net Income Increases 67% Year over Year to $8.6 Million

MAPLE PLAIN, Minn.—August 1, 2013—Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled quick-turn manufacturer, today announced its record financial results for the second quarter ended June 30, 2013.

Highlights include:

•	Revenue for the second quarter of 2013 increased to a record $39.7 million, 33 percent above revenue of $30.0 million in the second quarter of 2012.

•	The record quarterly revenue was achieved through a 22 percent increase in the number of product developers served combined with an increase of 8 percent in spending per product developer.

•

Net income for the second quarter of 2013 increased to a record $8.6 million, or $0.33 per diluted share. Non-GAAP net income, excluding the after tax expense of stock compensation, was $9.3 million, or $0.36 per diluted share. See “Non-GAAP Financial Measure” below.

“This past quarter again demonstrates that product developers value our services. Businesses today compete globally and need to use technology to accelerate their new ideas to the market. As the world’s fastest provider of CNC and injection-molded parts using engineering-grade materials and real manufacturing processes, we are well-placed to benefit from this trend and make product developers more successful,” said Proto Labs’ President and CEO Brad Cleveland.

Additional highlights include:

•	Gross margin was 62.5 percent of revenue in the second quarter of 2013 compared with 59.1 percent during the same quarter in 2012.

•

During the second quarter of 2013, spending on research and development, including the Protoworks initiatives, totaled $2.8 million, or 6.9 percent of revenue. This compares to $2.4 million, or 8.0 percent of revenue during the second quarter of 2012.

•	Operating margin was 31.8 percent of revenue during the second quarter of 2013 compared to 24.9 percent in the second quarter of 2012.

•	Gross margin in the second quarter exceeded the target model for the third consecutive quarter; and for the fourth consecutive quarter, operating margin also exceeded the target model.

•	As measured on a year to date basis, cash generated from operations totaled $19.4 million and expenditures on capital equipment were $6.1 million.

“Our sales and marketing teams dig deeper and wider in our customer base. We are making progress in our R&D efforts to expand the part envelope and services we offer. Our world-wide manufacturing teams stress both productivity and quality and these results are clearly seen in our excellent gross margins. We anticipate that all of these efforts will generate solid growth for our company in future quarters,” concluded Mr. Cleveland.

Non-GAAP Financial Measure

The company has included non-GAAP net income, adjusted for stock-based compensation expense in this press release to provide investors with additional information regarding the company’s financial results. The company has provided below a reconciliation of non-GAAP net income, adjusted for stock-based compensation expense, to net income, the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP net income, adjusted for stock-based compensation expense, is used by the company’s management and board of directors to understand and evaluate operating performance and trends and provides a useful measure for period-to-period comparisons of the company’s business. Accordingly, the company believes that non-GAAP net income, adjusted for stock-based compensation expense, provides useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its second quarter financial results today, August 1 at 8:30 a.m. ET. To access the call in the U.S. please dial 877-474-9506. Outside the U.S. please dial 857-244-7559. Use participant code 36641968#. A simultaneous webcast of the call will also be available on the investor relations section of the company’s website at www.protolabs.com/investors. An audio replay will be available for 14 days following the call on the investor relations website of Proto Lab’s website.

About Proto Labs, Inc.

Proto Labs is a leading online and technology-enabled quick-turn manufacturer of custom parts for prototyping and short-run production. Proto Labs provides “Real Parts, Really Fast” to product developers worldwide. Proto Labs utilizes computer numerical control (CNC) machining and injection molding to manufacture custom parts for our customers. For more information, visit protolabs.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Proto Labs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Proto Labs’ future results. The forward-

looking statements included in this press release are made only as of the date hereof. Proto Labs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Proto Labs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Relations:

Jack Judd, 763-479-7408

jack.judd@protolabs.com

Media Relations:

Bill Dietrick, 763-479-7664

bill.dietrick@protolabs.com

Proto Labs, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2013	December 31, 2012
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$35,446	$36,759
Short-term marketable securities	30,330	25,137
Accounts receivable, net	17,529	15,791
Inventory	4,875	4,619
Other current assets	8,461	7,850

Total current assets	96,641	90,156
Property and equipment, net	47,144	45,316
Long-term marketable securities	54,169	36,965
Other long-term assets	246	285

Total assets	$198,200	$172,722

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$5,712	$4,758
Accrued compensation	4,372	5,995
Accrued liabilities and other	623	513
Current portion of long-term debt obligations	180	273

Total current liabilities	10,887	11,539
Deferred tax liabilities	3,346	3,346
Long-term debt obligations	241	356
Other long-term liabilities	700	782
Shareholders’ equity	183,026	156,699

Total liabilities and shareholders’ equity	$198,200	$172,722

Proto Labs, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues
Protomold	$27,924	$21,446	$54,804	$43,239
Firstcut	11,825	8,505	22,258	16,682

Total revenues	39,749	29,951	77,062	59,921
Cost of revenues	14,896	12,239	28,930	24,482

Gross profit	24,853	17,712	48,132	35,439
Operating expenses
Marketing and sales	5,550	4,557	10,813	8,998
Research and development	2,751	2,401	5,379	4,061
General and administrative	3,923	3,288	7,917	7,276

Total operating expenses	12,224	10,246	24,109	20,335

Income from operations	12,629	7,466	24,023	15,104
Other income (expense), net	116	173	119	(404)

Income before income taxes	12,745	7,639	24,142	14,700
Provision for income taxes	4,134	2,493	7,244	4,772

Net income	$8,611	$5,146	$16,898	$9,928

Net income per share:
Basic	$0.34	$0.22	$0.68	$0.44

Diluted	$0.33	$0.20	$0.66	$0.42

Shares used to compute net income per share:
Basic	25,258,932	23,929,886	25,030,283	22,432,415
Diluted	25,850,247	25,280,835	25,627,382	23,743,122

Proto Labs, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2013	2012
Operating activities
Net income	$16,898	$9,928
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,582	2,768
Stock-based compensation expense	1,736	1,620
Deferred taxes	307	—
Excess tax benefit from stock-based compensation	(5,929)	—
Amortization of held-to-maturity securities	633	24
Loss on disposal of property and equipment	59	—
Changes in operating assets and liabilities:	2,162	(2,838)

Net cash provided by operating activities	19,448	11,502

Investing activities
Purchases of property and equipment	(6,069)	(12,664)
Purchases of marketable securities	(57,310)	(34,366)
Proceeds from maturities of marketable securities	34,280	250

Net cash used in investing activities	(29,099)	(46,780)

Financing activities
Proceeds from initial public offering, net of offering costs	—	71,530
Payments on debt	(166)	(191)
Proceeds from exercises of warrants and stock options	2,870	37
Excess tax benefit from stock-based compensation	5,929	—

Net cash provided by financing activities	8,633	71,376

Effect of exchange rate changes on cash and cash equivalents	(295)	153

Net increase (decrease) in cash and cash equivalents	(1,313)	36,251
Cash and cash equivalents, beginning of period	36,759	8,135

Cash and cash equivalents, end of period	$35,446	$44,386

Proto Labs, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measure

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2013	June 30, 2013
Non-GAAP net income, adjusted for stock-based compensation expense:
GAAP net income	$8,611	$16,898
Add back: Stock-based compensation expense

Cost of revenue	73	144
Marketing and sales	151	301
Research and development	181	354
General and administrative	466	937

Total stock-based compensation expense	871	1,736
Less: Tax benefit on stock-based compensation	(202)	(408)

Non-GAAP net income	$9,280	$18,226

Non-GAAP net income per share:
Basic	$0.37	$0.73

Diluted	$0.36	$0.71

Shares used to compute non-GAAP net income per share:
Basic	25,258,932	25,030,283
Diluted	25,850,247	25,627,382

Proto Labs, Inc.

Revenue by Geography—Based on Shipping Location

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues
Domestic
United States	$30,106	$22,905	$58,254	$45,080
International
Europe	6,840	5,054	13,304	10,534
Japan	1,317	959	2,666	2,317
United States	1,486	1,033	2,838	1,990

Total international	9,643	7,046	18,808	14,841

Total revenue	$39,749	$29,951	$77,062	$59,921

Proto Labs, Inc.

Customer Information

(In thousands, except customer amounts)

(Unaudited)

	Six Months Ended June 30,
	2013		2012
	Number of Customers	Revenue ($)	Number of Customers	Revenue ($)
New customers	1,435	$7,952	1,507	$7,456
Existing customers	4,644	69,110	3,858	52,465

Total	6,079	$77,062	5,365	$59,921

Proto Labs, Inc.

Product Developer Information

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Unique product developers served	6,885	5,625	10,219	8,444

Proto Labs, Inc.

Product Developer Information—Quarterly

(Unaudited)

	Three Months Ended
	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011
Unique product developers served	6,885	6,488	6,043	5,928	5,625	5,370	4,785	4,700	4,302	3,903